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                                                                    Exhibit 3.23

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                        GULFSTREAM AEROSPACE CORPORATION

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                  FIRST:  The name of the corporation (hereinafter called the
"corporation") is Gulfstream Aerospace Corporation.

                  SECOND: The address, including street number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1000, at $1.00 par value. All such shares are of one class and are shares of Common Stock.

                  FIFTH: The name and the mailing address of the incorporator are as follows:


                  NAME                  MAILING ADDRESS

                  Dalton K. Fine        Fried, Frank, Harris, Shriver & Jacobson
                                        One New York Plaza
                                        New York, New York 10004

                  SIXTH:  The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver of receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class or stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such





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compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws, but such number may be from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  NINTH: To the fullest extent permitted under the law of the State of Delaware, including the General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. In the event that the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be so eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended without further action by either the Board of Directors or the stockholders of the Corporation.

                  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that such person (the "Indemnitee") is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or



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officer of any other corporation of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability, losses and claims (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding.

                  TENTH: The board of directors of the Corporation may, by resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.









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